Exhibit 99.1

Deciphera Pharmaceuticals Announces Restructuring to Prioritize Clinical Development Programs and Streamline Commercial Operations

– Resources Focused on the Clinical Development of Vimseltinib and DCC-3116; Rebastinib Program Discontinued –

– US Commercial Operations Streamlined and Launches Planned in Select European Markets for QINLOCK® –

– Workforce Reduction of Approximately 35% –

– Cash Runway Extended into 2024 –

Waltham, MA – November 30, 2021 – Deciphera Pharmaceuticals, Inc. (NASDAQ: DCPH), a commercial-stage biopharmaceutical company developing innovative medicines to improve the lives of people with cancer, today announced a corporate restructuring intended to prioritize clinical development of select programs, streamline commercial operations, maintain a focus on discovery research and extend the Company’s cash runway.

Following a detailed review of its portfolio and growth opportunities, Deciphera will focus its resources on the continued advancement of vimseltinib and DCC-3116, while discontinuing the rebastinib program. The Company will streamline commercial operations for QINLOCK® in the U.S. and focus commercialization efforts on a select number of key European markets. These changes are expected to result in a significant reduction in operating expenses and extend the Company’s cash runway into 2024.

“The decision to realign our resources and restructure our organization was difficult, but one which will allow us to focus on the critical programs that will drive our future growth. I would like to personally express my appreciation to our colleagues who are impacted by this decision. We are immensely grateful for their dedication and their contributions to advancing our mission,” said Steve Hoerter, President and Chief Executive Officer of Deciphera. “We remain excited by the strength of our pipeline and the opportunity for QINLOCK to continue to benefit patients with advanced GIST. We have a clear and positive path forward with a committed team that is fully invested in the future of Deciphera.”

The Company intends to reduce expenses and extend its existing cash runway through the following restructuring initiatives and prioritization of its pipeline:

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The Company will implement an organizational restructuring that will result in a workforce reduction of approximately 35%, or approximately 140 positions. The restructuring is expected to affect U.S. employees across all areas of the organization including the QINLOCK commercial team, research and development, and general and administrative support functions.

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Deciphera will remain focused on the commercialization of QINLOCK for the treatment of fourth-line GIST in the U.S. with a reduced commercial team. In Europe, Deciphera will maintain a limited direct commercial presence that will support the launch of QINLOCK in two key markets, Germany and France, and work to provide access to QINLOCK in additional European countries through other channels. Further clinical development of QINLOCK will be discontinued, including the Phase 1b/2 MEK combination study, which had been planned to start in the fourth quarter of 2021.

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Deciphera is prioritizing the clinical development of its vimseltinib and DCC-3116 programs, discontinuing the development of the rebastinib program, and continuing with a focused investment in its next generation of research programs, designed to provide first-in-class or best-in-class treatments for patients.

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Vimseltinib: The Company expects to initiate the Phase 3 MOTION study for vimseltinib, an orally administered, potent, and highly selective switch-control kinase inhibitor of CSF1R, for the treatment of tenosynovial giant cell tumor (TGCT) before the end of the year.

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DCC-3116: Deciphera will continue to advance the clinical development of DCC-3116, a first-in-class ULK kinase inhibitor designed to inhibit autophagy for the treatment of patients with advanced or metastatic tumors with a mutant RAS or RAF gene. DCC-3116 is currently being investigated as a single agent and in combination with trametinib in an ongoing Phase 1 study. Deciphera expects to present initial data from the dose escalation phase of the Phase 1 study in 2022. In addition to the ongoing Phase 1 study, the Company is actively exploring preclinical combinations of DCC-3116 with multiple additional targeted oncology agents with diverse mechanisms of action.

•	Rebastinib: Deciphera will discontinue development of rebastinib, which was expected to enter a Phase 3 study in patients with platinum-resistant ovarian cancer in 2022.

•	Research: The Company intends to continue to invest in the development of new product candidates using its novel switch-control inhibitor approach.

Deciphera had cash, cash equivalents, and marketable securities of $392 million as of September 30, 2021. Collectively, these changes are expected to extend the Company’s cash runway into 2024 through significant reductions in the Company’s operating expenses including personnel-related costs and external expenses. Deciphera expects to recognize a one-time cash charge in the fourth quarter of approximately $32 million associated principally with the workforce reduction and discontinuation of continued clinical development of rebastinib and ripretinib.

About Deciphera Pharmaceuticals

Deciphera is a biopharmaceutical company focused on discovering, developing, and commercializing important new medicines to improve the lives of people with cancer. We are leveraging our proprietary switch-control kinase inhibitor platform and deep expertise in kinase biology to develop a broad portfolio of innovative medicines. In addition to advancing multiple product candidates from our platform in clinical studies, QINLOCK® is Deciphera’s switch-control inhibitor for the treatment of fourth-line GIST. QINLOCK is approved in Australia, Canada, China, European Union, Hong Kong, Switzerland, Taiwan, and the United States. For more information, visit www.deciphera.com and follow us on LinkedIn and Twitter (@Deciphera).

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, our expectations and timing regarding our areas of focus following our corporate restructuring, expected extended cash runway, expected charges and cost savings from our restructuring and workforce reduction, the benefits of and potential of our portfolio prioritization, including vimseltinib and the MOTION study in TGCT patients, and our Phase 1 study of DCC-3116 in patients with mutant RAS or RAF cancers, streamlining our U.S. commercial operations, launches planned in and focus on key markets (Germany and France) in Europe for QINLOCK for fourth-line GIST patients, as well as exploring other channels for patient access in other European territories, our maintenance of focus on and investment in discovery research designed to provide first-in-class or best-in-class treatments, initiation of the Phase 3 MOTION study, and initial data from the dose escalation phase of the Phase 1 study of DCC-3116 and exploration of pre-clinical combinations of DCC-3116 with multiple additional targeted oncology agents. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “seek,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks and uncertainties related to the possibility we will not achieve the expected cost savings we expect from the restructuring, our expectations regarding the prioritization of our development programs, the severity and duration of the impact of COVID-19 on our business and operations, our ability to successfully demonstrate the efficacy and safety of our drug or drug candidates, the preclinical or clinical results for our product candidates, which may not support further development of such product candidates, our ability to manage our reliance on sole-source third parties such as our third party drug substance and drug product contract manufacturers, comments, feedback and actions of regulatory agencies, our ability to commercialize QINLOCK and execute on our marketing plans for any drugs or indications that may be approved in the future, the inherent uncertainty in estimates of patient populations, competition from other products, our ability to obtain and maintain reimbursement for any approved product and the extent to which patient assistance programs are utilized, our ability to comply with healthcare regulations and laws, our ability to obtain, maintain and enforce our intellectual property rights, any or all of which may affect the initiation, timing and progress of clinical studies and the timing of and our ability to obtain additional regulatory approvals, and other risks identified in our Securities and Exchange Commission (SEC) filings, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, and subsequent filings with the SEC. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this press release represent our views only as of the date hereof and should not be relied upon as representing our views as of any subsequent date. We explicitly disclaim any obligation to update any forward-looking statements.

Deciphera, the Deciphera logo, QINLOCK, and the QINLOCK logo are registered trademarks of Deciphera Pharmaceuticals, LLC.

Contacts:

Investor Relations:

Maghan Meyers

Argot Partners

Deciphera@argotpartners.com

212-600-1902

Media:

David Rosen

Argot Partners

David.Rosen@argotpartners.com

212-600-1902